Exhibit 10.14

AMENDMENT
TO THE LIFE INSURANCE ENDORSEMENT METHOD SPLIT
DOLLAR PLAN AGREEMENT FOR DRAKE D. MILLS
THIS AMENDMENT, made and entered into this ____ day of __________, 2009, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and Drake D. Mills, an Executive of the Bank (hereinafter referred to as the “Executive”), shall effectively amend the Community Trust Bank Life Insurance Endorsement Method Split Dollar Plan Agreement dated September 10, 2008 (hereinafter referred to as the “Agreement”) as specifically set forth herein. Pursuant to Paragraph XVI of the Agreement, the Bank and the Executive hereby adopt the following amendment:
1.)     Paragraph VI, “Division of Death Proceeds,” Subparagraph (A), shall be deleted in its entirety and replaced with the following Subparagraph (A):

A.
Upon the death of the Insured, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to Sixty-Five Percent (65%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

2.)	Paragraph VI, “Division of Death Proceeds,” Subparagraph (B), shall be deleted in its entirety and intentionally left blank.

3.)	Paragraph IX, “Termination of Agreement,” Subparagraph (A)(1), shall be deleted in its entirety and intentionally left blank.

4.)	Paragraph IX, “Termination of Agreement,” Subparagraph (A)(3), shall be deleted in its entirety and intentionally left blank.
This Amendment shall be effective the 1st day of January, 2009. To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.
[signatures on following page]

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

By:	/s/ Linda Tuten
(Bank Officer other than Insured)

Title:	CPO/EVP

EXECUTIVE

/s/ Drake D. Mills
Drake D. Mills